UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 20, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 3, 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Qumu Corporation (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on February 24, 2014 disclosing material non-public information regarding its results of operations for the fiscal year and fourth quarter ended December 31, 2013 and hereby furnishes as Exhibit 99.2 statements of Sherman L. Black, its President and Chief Executive Officer, and James R. Stewart, its Chief Financial Officer, made on February 24, 2014 at a telephone conference relating to the fiscal year and fourth quarter ended December 31, 2013 results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2013 Incentive Plan Payouts

On February 19, 2014, the Compensation Committee of the Board of Directors of the Company recommended, and on February 20, 2014, the Board of Directors of the Company approved, cash incentive payments under the Company’s 2013 cash incentive compensation plan (the “2013 Incentive Plan”) to the Company’s executive officers: Sherman L. Black, President and Chief Executive Officer, and James R. Stewart, Chief Financial Officer.

Under the 2013 Incentive Plan, the Compensation Committee determined minimum, target and maximum performance goals under two matrices: one relating to the Company’s disc publishing business and one relating to the Company’s software business. For Messrs. Black and Stewart, the two matrices were weighted 25% to the disc publishing matrix and 75% to the software matrix. With respect to the disc publishing matrix, the Compensation Committee set 2013 quarterly and annual performance goals at the minimum, target and maximum level related to sales and operating income as a percentage of sales (excluding the impact of allocating general and administrative expense to the software business). With respect to the software business, the Compensation Committee set 2013 annual performance goals at the minimum, target and maximum level for contracted commitments (the dollar value of signed customer purchase commitments) from all software sales and operating expense (excluding the impact of amortization of Qumu intangibles and the general and administrative expense allocated to the software business). For each matrix, a performance factor was determined by referencing incrementally increasing amounts of each of the two performance goals that form the matrix. If achievement as to any particular performance goal was between two defined amounts in the matrix, the performance factor was interpolated. The performance factor, weighted as described above, was multiplied by the executive officer’s target bonus percentage and base salary to determine the cash incentive amount payable with respect to the 2013 Incentive Plan.

The performance goals under the disc publishing matrix were achieved at greater than target (108% of target or a performance factor of 1.08x) and the performance goals under the software matrix were also achieved at greater than target (145% of target or a performance factor of 1.45x). After applying the weighting specified by the 2013 Incentive Plan, the total performance factor under the 2013 Incentive Plan was 1.358x, resulting in a payout to Messrs. Black and Stewart of 135.8% of their respective target bonus percentages. Accordingly, the payouts approved under the 2013 Incentive Plan were: Mr. Black, $458,114 and Mr. Stewart, $220,234.

1

Establishment of 2014 Short-Term Incentive Plan

On February 19, 2014, the Compensation Committee approved, and on February 20, 2014 the Board of Directors ratified, the establishment of the Company’s short-term incentive program for 2014 (the “2014 Incentive Plan”) and set the cash incentive pay opportunities under the 2014 Incentive Plan for Messrs. Black and Stewart.

Under the 2014 Incentive Plan, the Compensation Committee determined minimum, target and maximum performance goals for the Company’s disc publishing business and minimum, target and maximum performance goals for three measures relating to the software business. For the disc publishing business, the Compensation Committee set performance goals for each quarter of 2014 and for full year 2014 for sales and operating income as a percentage of sales (excluding the impact of allocating general and administrative expense to the software business). For each period, the two performance goals form a matrix and from that matrix, a performance factor can be determined by referencing incrementally increasing amounts of each of the two performance goals. With respect to the software business, the Compensation Committee set 2014 annual performance goals at the minimum, target and maximum level for three performance measures: (1) contracted commitments (the dollar value of signed customer purchase commitments) from all software sales, weighted at 60%; (2) software revenue, weighted at 20%; and (3) gross margin as a percentage of sales for the software business, weighted at 20%. The Company’s 2014 achievement against each of these three performance measures will determine a performance factor for that measure that will then be weighted as noted to derive a total performance factor with respect to the software business. For Messrs. Black and Stewart, the performance factors are weighted 25% to the disc publishing matrix and 75% to the software business performance goals. This combined business performance factor will be multiplied by the executive officer’s target bonus percentage and base salary to determine the cash incentive amount. If achievement as to any particular performance goal is between two defined amounts, the performance factor will be interpolated. Further, no incentive amount will be earned by any participant for the measurement period if the minimum performance goals for that period are not achieved. Achievement of the performance goals at less than target level will result in decreasing performance factors until the achievement fails to meet the minimum performance goals, at which point the performance factor is zero and participant is entitled to no incentive payment with respect to that performance goal.

The Compensation Committee also approved the cash incentive amounts that the current executive officers may earn under the 2014 Incentive Plan based upon percentages of their respective salaries. Under the 2014 Incentive Plan, the maximum incentive amount that may be achieved for any period will not exceed two times his incentive amount at the target level, even if actual performance exceeds the maximum for the performance goals.

2

All incentive amounts earned in 2014 will be paid in the first quarter of 2015 and an executive officer must be employed by the Company as of December 31, 2014 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law and the Company’s Second Amended and Restated 2007 Stock Incentive Plan.

The following table shows the incentive amounts as a percentage of salary that will be earned by Mr. Black and Mr. Stewart under the 2014 Incentive Plan upon the Company’s achievement of the target and maximum goals under the 2014 Incentive Plan, assuming achievement at the target or maximum level, respectively, of each performance goal for each period.

Executive Officer and Title	Incentive Opportunity Under 2014 Incentive Plan As a Percentage of Base Salary
	Target Goals Achieved	Maximum Goals Achieved
Sherman L. Black President and Chief Executive Officer	90%	180%

James R. Stewart Chief Financial Officer	55%	110%

Long-Term Incentive Program 2013 Payout

As previously disclosed, the Company established in February 2013 a long-term incentive program (the “LTI Program”) and in connection with the LTI Program, the Company entered into long-term incentive bonus agreements with each of Messrs. Black and Stewart (the “LTI Agreements”), which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K dated February 21, 2013.

Under the LTI Agreements, Mr. Black and Mr. Stewart are eligible for an LTI bonus in the amount of $1,500,000 and $590,000, respectively, at the target level, with amounts earned paid over a 30 month period on March 1, 2014, March 1, 2015 and July 1, 2015. For Mr. Black, the actual amount of the LTI bonus will be based all upon performance. For Mr. Stewart, 50% of the LTI bonus is based upon time and 50% is based upon performance. In each case, performance is based upon performance measures approved by the Compensation Committee for the two twelve month periods ending December 31, 2013 and 2014.

In February 2013, the Compensation Committee approved performance measures for the year ended December 31, 2013 through the adoption of two matrices, one relating to the disc publishing business and one relating to the software business. With respect to the disc publishing business, the Compensation Committee set 2013 annual performance goals at the minimum, target and maximum level for operating income and stock price. With respect to the software business, the Compensation Committee set 2013 annual performance goals at the minimum, target and maximum level for contracted commitments (the dollar value of signed customer purchase commitments) from all software sales and stock price. The same stock price performance goals were used for each matrix. In each of the two matrices, a performance factor was determined by referencing incrementally increasing amounts of each of the two performance goals that formed the matrix. If achievement as to any particular performance goal is between two defined amounts in the matrix, the performance factor was interpolated. For each of Messrs. Black and Stewart, the performance factors were weighted 25% to the disc publishing matrix and 75% to the software matrix.

3

For the 2013 disc publishing matrix, the Company’s operating income exceeded the target and the Company’s stock price as measured for the purposes of the 2013 matrices of the LTI Program also exceeded the target range, resulting in a total performance factor of 1.5785x for the disc publishing matrix. For the 2013 software matrix, the Company’s contracted commitments also exceeded the target and the Company’s stock price as measured for the purposes of the 2013 matrices of the LTI Program exceeded the target range, resulting in a performance factor of 1.5479x for the software matrix. As stated above, the same stock price performance goals were used for each matrix. The overall 2013 matrix performance factor was 1.5555x after weighting the performance factors from the two matrices as described above.

As to Mr. Black’s LTI bonus and the performance based portion of Mr. Stewart’s LTI bonus, 25% of such amount multiplied by the 2013 matrix performance factor will be paid on March 1, 2014. As a result of achievement of 2013 performance goals under the LTI Program, Mr. Black will be paid $583,310 and Mr. Stewart will be paid $114,718 on March 1, 2014 in accordance with the LTI Agreements. As to the time based portion of Mr. Stewart’s LTI bonus, 25% of the such amount, or $73,750, also will be paid on March 1, 2014 in accordance with the LTI Agreement.

Long-Term Incentive Program 2014 Performance Measures

On February 19, 2014, the Compensation Committee recommended and on February 20, 2014, the Board of Directors approved performance measures under the LTI Program for the twelve month performance period ending December 31, 2014 through the adoption of two matrices, one relating to the disc publishing business and one relating to the software business. With respect to the disc publishing business matrix, the Compensation Committee set 2014 annual performance goals at the minimum, target and maximum level for operating income and stock price. With respect to the software business matrix, the Compensation Committee set 2014 annual performance goals at the minimum, target and maximum level for contracted commitments (the dollar value of signed customer purchase commitments) from all software sales and stock price. The same stock price performance goals are used for each matrix. In each of the two matrices, a performance factor will be determined by referencing incrementally increasing amounts of each of the two performance goals that form the matrix. If achievement as to any particular performance goal is between two defined amounts in the matrix, the performance factor will be interpolated. For each of Messrs. Black and Stewart, the performance factors are weighted 25% to the disc publishing matrix and 75% to the software matrix.

4

A performance factor for the 2014 performance period will be determined by referencing incrementally increasing amounts of each of the two performance goals that form the matrix. If achievement as to any particular performance goal is between two defined amounts in the matrix, the performance factor will be interpolated. Further, the performance factor will be zero if the minimum performance goals for a matrix are not achieved. Achievement of the performance goals at less than target level will result in a decreasing performance factor until the achievement fails to meet the minimum performance goals of that matrix, at which point the performance factor will be zero and the executives will be entitled to no LTI bonus payment with respect to that matrix.

As to Mr. Black’s LTI bonus and the performance based portion of Mr. Stewart’s LTI bonus, 25% of such amount multiplied by the 2014 matrix performance factor will be paid on March 1, 2015, and 50% of such amount multiplied by the average of 2013 and 2014 matrix performance factors will be paid on July 1, 2015. As to the time based portion of Mr. Stewart’s LTI bonus, 25% of such amount will be paid on March 1, 2015 and 50% of such amount will be paid on July 1, 2015. Under the LTI Agreements, an executive must be employed by the Company on the payment date to receive the LTI bonus payment, except that if the executive’s employment is terminated by the Company without cause or if a change in control occurs, the Company will pay the executives the LTI bonus amounts as described in and at the times stated in the LTI Agreements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on February 24, 2014.

99.2	Statements of Sherman L. Black, President and Chief Executive Officer, and James R. Stewart, Chief Financial Officer at a telephone conference held on February 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  February 25, 2014

5